UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

Berkshire Bancorp Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-13649 (Commission File Number)	94-2563513 (IRS Employer Identification No.)

160 Broadway, New York, New York 10038
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 791-5362

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                                Amendment to Articles  of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported by Berkshire Bancorp Inc. (the “Company”) in its Definitive Information Statement filed with the Securities and Exchange Commission on November 25, 2008,  in connection with the Company’s sale of 60,000 shares of its 8% Non-Cumulative Mandatorily Convertible Perpetual Series A Preferred Stock, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of its authorized shares of common stock from 10 million to 25 million shares (the “Amendment”). The Amendment was filed with the Secretary of State of the State of Delaware and became effective on December 15, 2008.

ITEM 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.   Description

3.1	Certificate of Amendment to the Certificate of Incorporation of the Company effective December 15, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERKSHIRE BANCORP INC.

By:	/s/ Steven Rosenberg
Steven Rosenberg
President

Dated: December 16, 2008